UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2021

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 East 57th Street, Suite 1-A New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2021, the registrant’s Board of Directors elected director Alex Spiro as Chairman, for which Mr. Spiro will receive a quarterly fee of $2,500, for service in such capacity, in addition to fees he otherwise receives as a member of the Board. Daniel Strauss, age 36, the registrant’s Chief Executive Officer, replaced Joseph De Perio, as principal executive officer; Mr. De Perio previously served in such capacity, as Executive Chairman of the Board. Additional information regarding Mr. Strauss is included in the registrant’s proxy statement for the registrant’s 2020 Annual Meeting of Stockholders, filed November 30, 2020 (https://www.sec.gov/Archives/edgar/data/1014111/000114036120026765/nc10017401x1_def14a.htm), under the caption, Election of Directors—Executive Officers; Compensation of Executive Officers, last paragraph on page 11, and the caption, Election of Directors—Related Party Transactions, first paragraph, beginning on page 13, which paragraphs are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2021

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

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